CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

    Pursuant to Rule 438 of the Securities Act of 1933, as amended, the undersigned hereby consents to being named as an individual about to become a director of Indiana United Bancorp in the Registration Statement on Form S-4 filed by Indiana United Bancorp in connection with the registration of its Common Shares to be issued in a merger transaction in which First Affiliated Bancorp, Inc. will be acquired by Indiana United Bancorp.

                      /s/ Rick S. Hartman
                      Rick S. Hartman

March 22, 2000